Exhibit 99.2

Pharmagesic (Holdings) Inc.

Unaudited Interim Financial Statements

As of and for the nine months ended September 30, 2024 and 2023

____________________________________________________________________________________________________

PHARMAGESIC (HOLDINGS) INC.

TABLE OF CONTENTS

Page(s)
Unaudited Interim Condensed Consolidated Balance Sheets as of September 30, 2024 and December 31, 2023	1
Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2024 and 2023	2
Unaudited Interim Condensed Consolidated Statements of Stockholders' Equity (Deficit) for the nine months ended September 30, 2024 and 2023	3
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2024 and 2023	4
Notes to the Unaudited Interim Condensed Consolidated Financial Statements	5 – 8

Pharmagesic (Holdings) Inc.

Unaudited Interim Condensed Consolidated Balance Sheets

As of September 30, 2024 and December 31, 2023

(in thousand US Dollars, unless otherwise stated)

	As of September 30, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$3,792	$1,048
Prepayment and other receivables	69	80
Total current assets	3,861	1,128
Non-current assets:
Plant and equipment	20	26
Right-of-use assets	231	282
Intangible asset	20,354	20,992
Total non-current assets	20,605	21,300
Total assets	$24,466	$22,428
Liabilities
Current liabilities:
Trade payables	$1	$243
Accrued expenses and other current liabilities	1,774	1,173
Amounts due to fellow subsidiaries	-	63,433
Lease liabilities	58	58
Total current liabilities	1,833	64,907
Non-current liability:
Lease liabilities	186	236
Total non-current liability	186	236
Total liabilities	2,019	65,143
Mezzanine Equity
Redeemable preferred shares: (nil for September 30, 2024 and no par value unlimited authorized shares, 3,720,000 issued and outstanding at
December 31, 2023, respectively)	-	35,998
Total mezzanine equity	-	35,998
Commitment and contingencies (Note 8)

Stockholders' Equity (Deficit)
Common stock: (no par value; unlimited authorized shares, 104 shares issued and outstanding at September 30, 2024, and no par value; unlimited authorized shares, 101 shares issued and outstanding December 31, 2023, respectively)	-	-
Additional paid-in capital	110,174	4,760
Accumulated deficit	(87,600)	(82,046)
Exchange reserve	(127)	(1,427)
Total stockholders' equity (deficit)	22,447	(78,713)
Total liabilities, mezzanine equity and stockholders' equity (deficit)	$24,466	$22,428

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Pharmagesic (Holdings) Inc.

Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss

For the nine months ended September 30, 2024 and 2023

(in thousand US Dollars, unless otherwise stated)

	Nine Months Ended September 30,
	2024	2023
Operating expenses:
Research and development	$4,468	$2,818
General and administrative	1,086	705
Loss from operations	$(5,554)	$(3,523)

Other income (expense):
Interest income (expense), net	23	15
Exchange gain (loss), net	(23)	(11)
Net loss	$(5,554)	$(3,519)
Other comprehensive income (loss)
Currency translation adjustment	$1,300	$(503)
Comprehensive loss	$(4,254)	$(4,022)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Pharmagesic (Holdings) Inc.

Unaudited Interim Condensed Consolidated Statements of Stockholders' Equity (Deficit)

For the nine months ended September 30, 2024 and 2023

(in thousand US Dollars, unless otherwise stated)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Expense	Deficit	Deficit
Balance at December 31, 2022	101	$-	$4,760	$(201)	$(77,192)	$(72,633)
Net loss	-	-	-	-	(3,519)	(3,519)
Currency translation adjustment	-	-	-	(503)	-	(503)
Balance at September 30, 2023	101	$-	$4,760	$(704)	$(80,711)	$(76,655)

				Accumulated		Total
			Additional	Other		Stockholders'
	Common Stock		Paid-In	Comprehensive	Accumulated	(Deficit)
	Shares	Amount	Capital	Expense	Deficit	Equity
Balance at December 31, 2023	101	-	4,760	(1,427)	(82,046)	(78,713)
Net loss	-	-	-	-	(5,554)	(5,554)
Currency translation adjustment	-	-	-	1,300	-	1,300
Issuance of common stock (Note 5)	3	-	2,056	-	-	2,056
Deemed contribution (Note 5)	-	-	103,358	-	-	103,358
Balance at September 30, 2024	104	-	110,174	(127)	(87,600)	22,447

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Pharmagesic (Holdings) Inc.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

For the period ended September 30, 2024 and 2023

(in thousand US Dollars, unless otherwise stated)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows used in operating activities:
Net loss	$(5,554)	$(3,519)
Adjustments to reconcile net loss to net cash used in operating activities:
Net exchange loss	23	11
Depreciation expense	5	5
Noncash lease expense	41	58
Changes in operating assets and liabilities:
Prepayment and other receivables	11	(11)
Trade payables	(265)	(50)
Accrued expenses and other current liabilities	601	(81)
Lease liabilities	(40)	(54)
Net cash used in operating activities	(5,178)	(3,641)

Cash flows from financing activities:
Advances from fellow subsidiaries	7,918	3,735
Cash provided by financing activities	7,918	3,735

Effect of exchange rate changes on cash and cash equivalents	4	(52)
Net increase in cash and cash equivalents	2,744	42
Cash and cash equivalents, beginning of period	1,048	1,007
Cash and cash equivalents, end of period	$3,792	$1,049

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Pharmagesic (Holdings) Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousand US Dollars, unless otherwise stated)

1.	Organization and Description of Business

Pharmagesic (Holdings) Inc. (the "Company") was incorporated in Canada on September 11, 2007 and its registered office address is located at 3555, Boul. Matte, Porte C, Brossard, QC, Canada, J4Y 2P4. The Company is an investment holding company where its subsidiaries are engaged in the research and development ("R&D") of Halneuron® (Tetrodotoxin) as a non-opioid analgesic for neuropathic and nociceptive pain. Halneuron® is currently being tested in human clinical trials for the treatment of chemotherapy-induced neuropathic pain.

The Company is subject to risks common to other pre-revenue biopharmaceutical companies in the R&D stage, including, but not limited to, uncertainty of successfully completing human clinical trials with Halneuron®, obtaining health authority approvals to commercialize and sell Halneuron®, competitors launching their products and therapies in the same markets and indications as Halneuron®, dependence on key personnel, protection of proprietary technology, and the ability to raise additional financing. There can be no assurance that these efforts will be successful.

Liquidity — The Company has incurred significant losses and negative cash flows from operations since its inception. As of September 30, 2024, the Company recorded net current assets of $2,028 and had cash and cash equivalents of $3,792, and its accumulated deficit was $87,600.

As further described in Note 9, the Company completed a transaction, effective from October 7, 2024, with Dogwood Therapeutics, Inc. ("Dogwood") (formerly known as Virios Therapeutics, Inc.), a Delaware corporation listed on the Nasdaq Stock Exchange, whereby Dogwood acquired 100% of the Company’s outstanding equity interests. The then immediate parent company of the Company, Dogwood, has agreed to provide adequate funds to the Company, by utilizing the loan of $19.5 million (out of which $3 million shall occur on February 18, 2025) provided to Dogwood from a wholly-owned subsidiary of CK Life Sciences Int'l., (Holdings) Inc. ("CK Life"), a limited liability company listed on the Stock Exchange of Hong Kong Limited and incorporated in the Cayman Islands, to enable the Company to meet in full its financial obligations as they fall due for the next 12 months following the issuance date of these unaudited interim condensed consolidated financial statements. The loan is for the purpose of funding operations and performing clinical and research & development activities related to Halneuron®. CK Life has also agreed to provide adequate funds to enable the Company to meet in full its financial obligations as they fall due for the next 12 months following the issuance date of these unaudited interim condensed consolidated financial statements if needed.

The Company has not generated any revenues to date from the sale of Halneuron® or any of its product candidates. The Company does not anticipate generating any revenues from the sale of Halneuron® or any of its product candidates unless and until the Company is able to successfully pass and complete required phase 2 and 3 human clinical trials, and obtain regulatory approvals to commercialize and sell Halneuron® and or any of its product candidates for the indications which Halneuron® has been tested to address.

The Company assessed it has adequate resources to meet its financial liabilities and obligations as and when they fall due and has the ability to continue as a going concern for the next 12 months following the issuance date of these unaudited interim condensed consolidated financial statements. Management’s evaluation of the events and conditions and management’s plans to mitigate these matters are also described above. Management prepared the unaudited interim condensed consolidated financial statements assuming the Company will continue as a going concern.

2.	SIGNIFICANT ACCOUNTING POLICIES

There have been no changes to the significant accounting policies described in the notes to the Company’s consolidated financial statements for the year ended December 31, 2023 that have a material impact on its condensed consolidated financial statements.

Basis of Presentation - The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). The unaudited interim condensed consolidated financial statements include the results of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated during consolidation. The consolidated balance sheet as of December 31, 2023 included herein was derived from the audited financial statements as of that date, but does not include all disclosures including certain notes required by US GAAP on a recurring basis. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect all normal recurring adjustments necessary to present fairly the balance sheets, statements of operations, statements of comprehensive loss, statements of stockholders’ equity, and statements of cash flows for the interim periods, but are not necessarily indicative of the results to be expected for the full year or any other future period.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes included in the Company’s consolidated financial statements issued on December 18, 2024.

Pharmagesic (Holdings) Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousand US Dollars, unless otherwise stated)

2.SIGNIFICANT ACCOUNTING POLICIES - continued

Use of Estimates — The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of expenses during the reporting period. These estimates include, but are not limited to, accounting for income taxes; R&D accruals; and useful lives of property and equipment. Actual results could differ from those estimates.

Concentrations of Credit Risk — Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in reputable financial institutions. The Company has not experienced any losses in such accounts and believes it is not exposed to significant risk on its cash balances due to the financial position of the depository institution in which those deposits are held.

Recent Accounting Pronouncements, Not Yet Adopted — In November 2023, the Financial Accounting Standards Board (“FASB”) issued a new standard to improve reportable segment disclosures. The guidance expands the disclosures required for reportable segments in our annual and interim consolidated financial statements, primarily through enhanced disclosures about significant segment expenses. The standard will be effective for us beginning with our annual reporting for fiscal year 2025 and interim periods thereafter, with early adoption permitted. We are currently evaluating the impact of this standard on our segment disclosures.

In December 2023, the FASB issued a new standard to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for us beginning with our annual reporting for fiscal year 2026, with early adoption permitted. We are currently evaluating the impact of this standard on our income tax disclosures.

Other accounting standards that have been issued or proposed by FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company's unaudited interim condensed consolidated financial statements upon adoption.

3.	Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	As of September 30, 2024	As of December 31, 2023
Accrued payroll and bonus	$67	$257
Accrued research and development	1,629	773
Other accrued expenses	78	143
	$1,774	$1,173

Pharmagesic (Holdings) Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousand US Dollars, unless otherwise stated)

4.	BALANCES WITH FELLOW SUBSIDIARIES

The balances represent amounts due to fellow subsidiaries, Sealbond Canada Inc, Santé Naturelle A.G. Ltée, CK Life Sciences (North America) Inc., and Biotech Strategic Holdings Limited, in total of $63,433 at December 31, 2023. The amounts were unsecured, non-interest bearing and repayable on demand. During the nine months ended September 30, 2024 and 2023, the Company had advances from fellow subsidiaries in total of $7,918 and $3,735, respectively. The balances were fully settled subsequently by issuing 2 shares of the Company's common stock on September 30, 2024.

5.	COMMON STOCK

The Company's Certificate of Incorporation, as amended on May 15, 2008, authorizes the Company to issue an unlimited number of shares of common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the priority rights of holders of all series of preferred stock outstanding.

On September 30, 2024, as agreed with the relevant fellow subsidiaries, the Company issued i) 2 shares of the Company's common stock to settle the amounts due to fellow subsidiaries of $69,416 and ii) 1 share of the Company's common stock to settle the redeemable non-convertible preferred shares of $35,998. The total fair value of the common stock issued was $2,056, which was significantly lower than the carrying amount of the amounts due to fellow subsidiaries and the redeemable non-convertible preferred shares. Therefore the substance of these transactions was in essence a capital contribution from related parties under common control. The Company recorded a total deemed contribution of $103,358, measured as the difference of the carrying value of the amounts due to fellow subsidiaries and the redeemable non-convertible preferred shares and the fair value of the common stock issued, in additional paid-in capital.

There were 104 shares and 101 shares of the Company's common stock outstanding as of September 30, 2024 and December 31, 2023, respectively.

6.	INCOME TAXES

There is no provision for income taxes for the period ended September 30, 2024 or the year ended December 31, 2023 because the Company has historically incurred operating losses and maintains a full valuation allowance against its deferred tax assets. No unrecognized tax benefits and related interest and penalties were recorded in any of the periods presented.

7.	CONTINGENCIES

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company is not currently a party to any material legal proceedings.

8.	LEASES

The Company is obligated under operating leases for office space and equipment expiring at various dates through 2023 and 2028. The leases are noncancelable and expire on various terms through 2023 and 2028. The Company does not have any leases that impose restrictions or covenants. The Company maintained security deposits totaling $20 and $20 as of September 30, 2024 and December 31, 2023, respectively, in conjunction with its current leases.

The following table presents the components of our lease cost and the classification of such costs in the statements of operations for the period ended September 30, 2024 and the year ended December 31, 2023:

$
		Nine Months Ended	Year Ended
	Statements of Operations Line Item(s)	September 30, 2024	December 31, 2023
Component of lease cost
Operating lease cost	General and administrative	$50	$69
Variable lease cost	General and administrative	44	56
Total lease expense		$94	$125

Pharmagesic (Holdings) Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(in thousand US Dollars, unless otherwise stated)

8.LEASES - continued

Future minimum annual commitments under these operating leases are as follows:

Nine Months Ended
September 30, 2024
2023	$-
2024	18
2025	67
2026	68
2027	69
2028 and thereafter	44
Total	266

Less: amount representing interest	(22)
Present value of net minimum lease payments	244
Less: current obligations	(58)
Long-term obligations under leases	$186

Other information related to these operating leases and the calculation of related right-of-use assets and operating lease liabilities consists of the following:

	Nine Months Ended	Year Ended
	September 30, 2024	December 31, 2023
Cash paid for amounts included in the measurement of lease liabilities	$(94)	$(125)
Weighted-average remaining lease term (in years) - Operating leases	3.9	4.5
Weighted-average discount rate - Operating leases	3.9%	3.1%

9.SUBSEQUENT EVENTS

The Company has evaluated the effects of subsequent events in its financial statements through December 18, 2024, which is the date the financial statements were available to be issued.

On October 7, 2024, Dogwood entered into the share exchange agreement with Sealbond Limited ("Sealbond"), a British Virgin Islands corporation, the immediate holding company of the Company and a wholly-owned subsidiary of CK Life, pursuant to which Dogwood acquired 100% of the issued and outstanding common stock of the Company ("Share Exchange Agreement").

Under the terms of the Share Exchange Agreement, on October 7, 2024, in exchange for all of the outstanding common stock of the Company immediately prior to the effective time of the combination, Dogwood issued to Sealbond, as the immediate parent company of the Company, an aggregate of (i) 211,383 shares of unregistered common stock (where the shares represented a number of shares equal to no more than 19.99% of the outstanding shares of common stock as of immediately before the effective time of the combination); and (ii) 2,108.3854 shares of unregistered Series A non-voting convertible preferred shares, par value $0.0001 per share. The issuance of common stock and Series A preferred share to Sealbond occurred on October 9, 2024. Each share of Series A preferred share is convertible into 10,000 shares of common stock of Dogwood, subject to approval of Dogwood's shareholders and certain conditions described in the Share Exchange Agreement. If all Series A preferred shares are converted in full, CK Life would become the controlling shareholder of Dogwood. In the event of a failed shareholder approval for the conversion of the Series A preferred shares of Dogwood, CK Life will have the option to repurchase, at nominal consideration, the assets of the Company transferred in the transaction.

On October 7, 2024, in connection with the Share Exchange Agreement, Dogwood entered into a loan agreement (the "Loan Agreement") with a wholly-owned subsidiary of CK Life (the "Lender"). Pursuant to the Loan Agreement, the Lender agreed to make a loan to Dogwood in the aggregate principal amount of $19.5 million, of which (i) $16.5 million was disbursed on October 7, 2024 and (ii) $3 million will be disbursed on February 18, 2025, subject in each case to certain conditions described in the Loan Agreement.